SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 20, 2009

ROYALE ENERGY, INC.

(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7676 Hazard Center Drive, Suite 1500

San Diego, California 92108

(Address of principal executive office)

Issuer's telephone number: (619) 881-2800

Section 3	Securities and Trading Markets

Item 3.01	Notice of Failure to Satisfy a Continued Listing Rule or Standard

On July 20, 2009, Nasdaq issued a determination that Royale Energy, Inc., had not yet completed a plan filed on April 16, 2009, to regain compliance with Nasdaq’s minimum $10 million shareholders’ equity requirement. Royale intends to appeal Nasdaq’s determination pursuant to Nasdaq Rule 5800

Attached is a press release describing the Nasdaq notice and Royale’s response.

Section 9	Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: July 24, 2009	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President, Co-Chief Executive Officer and Chief Financial Officer